EXHIBIT 99.1

CMS Bancorp, Inc. Announces 2014 Annual Shareholders Meeting Date and Record Date

WHITE PLAINS, N.Y., July 31, 2014 (GLOBE NEWSWIRE) -- CMS Bancorp, Inc. (Nasdaq:CMSB) announced today that its 2014 Annual Meeting of Shareholders will be held on Wednesday, September 24, 2014 at 3 p.m., Eastern Time, at the Crowne Plaza Hotel, located at 66 Hale Avenue, White Plains, New York 10601. The Board of Directors has fixed the close of business on Friday, August 15, 2014, as the record date for the determination of shareholders entitled to notice of and to vote at the 2014 Annual Meeting of Shareholders and any adjournment or postponement thereof.

About CMS Bancorp, Inc. and CMS Bank

CMS Bancorp, Inc. is a savings and loan holding company headquartered in White Plains, New York. CMS Bancorp's principal business is to operate its wholly-owned banking subsidiary, CMS Bank, which is a New York state-chartered savings bank that conducts its operations mainly through its corporate administrative office in White Plains, New York and five retail banking offices located in the communities of Eastchester, Greenburgh, Mount Vernon, West Harrison, and Mount Kisco, in Westchester County, New York. CMS Bank's deposits are insured up to the applicable legal limit by the FDIC. More information about CMS Bancorp and CMS Bank can be found on CMS Bank's website at www.cmsbk.com.

CONTACT: Stephen E. Dowd
         Senior Vice President & Chief Financial Officer
         914-422-2700